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                                                                    EXHIBIT 4.10

                           KILROY REALTY CORPORATION

                            ARTICLES SUPPLEMENTARY

                               120,000 SHARES OF

     9 1/4% SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK

          Kilroy Realty Corporation, a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          First: By Articles Supplementary filed with the Department on December
          -----
10, 1999 (the "December 10, 1999 Articles Supplementary"), the Company has
               ----------------------------------------
classified 780,000 shares of its authorized but unissued preferred stock, par value $0.01 per share (the "Preferred Stock") as a separate class of Preferred
                            --------- -----
Stock designated as "9 1/4% Series D Cumulative Redeemable Preferred Stock," (the "Series D Preferred Stock"), and set the preferences, conversion and other
      ------------------------
rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such Series D Preferred Stock, all as set forth in the December 10, 1999 Articles Supplementary.

          Second:  The Board of Directors of the Company (the "Board of
          ------
Directors"), by resolutions duly adopted on October 8, 1999, and a duly appointed committee of the Board of Directors (the "Committee"), by resolutions
                                                    ---------
duly adopted on December 9, 1999 pursuant to the authority conferred on such Committee by the Board of Directors, authorized the issuance of up to 780,000 shares of Series D Preferred Stock.

          Third:  Pursuant to the authority expressly vested in the Board of
          -----
Directors of the Company by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on January 21, 1997, which comprises, together with the Articles Supplementary (the "Series A Articles
                                                          -----------------
Supplementary") filed by the Company on February 6, 1998 and April 20, 1998
-------------
establishing a class of Preferred Stock designated as the "8.073% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock"), the
                                             ------------------------
Articles Supplementary (the "Series B Articles Supplementary") filed by the
                             -------------------------------
Company on October 15, 1998, establishing a class of Preferred Stock designated as the Series B Junior Participating Preferred Stock (the "Series B Preferred
                                                           ------------------
Stock"), the Articles Supplementary (the "Series C Articles Supplementary")
-----                                     -------------------------------
filed by the Company on November 25, 1998, establishing a class of Preferred Stock designated as the "9 3/8% Series C Cumulative Redeemable Preferred Stock" (the "Series C Preferred Stock"), the December 10, 1999 Articles Supplementary
      ------------------------
establishing the Series D Preferred Stock and these Articles Supplementary, the charter (collectively, the "Charter") and Section 2-105 of the Maryland General
                             -------
Corporation Law (the "MGCL"), the Board of Directors by resolutions duly adopted
                      ----
on October 8, 1999, and the Committee, by resolutions duly adopted on December 30, 1999 pursuant to the authority conferred on such Committee by the Board of Directors, has classified 120,000 additional shares of the authorized but unissued Preferred Stock of the Company as Series D Preferred Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and
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conditions as set forth in the December 10, 1999 Articles Supplementary, and has
authorized the issuance of a maximum of 120,000 of such additional shares of Series D Preferred Stock.

          Fourth:  The additional 120,000 shares of Series D Preferred Stock
          ------
have been classified and designated by the Board of Directors, and the Committee thereof, under the authority contained in the Charter.

          Fifth: These Articles Supplementary have been approved by the
          -----
Committee, pursuant to the authority conferred upon such Committee by the Board of Directors, in the manner and by the vote required by law. No stockholder of the Company has any voting rights with respect to these Articles Supplementary.

          Sixth:  The total number of shares of Preferred Stock that the Company
          -----
has authority to issue is 30,000,000 shares. Immediately prior to the adoption of the December 30, 1999 resolutions by the Committee, and the filing of these Articles Supplementary, the total number of shares of Preferred Stock of the Company classified as Series D Preferred Stock was 780,000 shares. Immediately following the adoption of the December 30, 1999 resolutions by the Committee, and the filing of these Articles Supplementary, the total number of shares of Preferred Stock of the Company classified as Series D Preferred Stock is 900,000 shares.

          Seventh: The undersigned Senior Vice President of the Company
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acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


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          In witness whereof, the Company has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 30/th/ day of December.

                                  KILROY REALTY CORPORATION



                                  By: /s/ Tyler H. Rose
                                     -----------------------------
                                      Tyler H. Rose
                                      Senior Vice President



[SEAL]

ATTEST:


/S/ Jeffrey C. Hawken
----------------------------
JEFFREY C. HAWKEN
Assistant Secretary